EXHIBIT 3.1

FORM BCA 6.10 (rev. Dec. 2003)
STATEMENT OF RESOLUTION
ESTABLISHING SERIES
Business Corporation Act

Secretary of State
Department of Business Services
501 S. Second St., Rm. 350
Springfield, IL 62756
(217) 782-6961
www.cyberdriveillinois.com

Remit payment in the form of a
check or money order payable
to the Secretary of State.

__________________________ File #___________________ Filing Fee: $25.00     Approved:____________

- - - - Submit in duplicate - - - - Type or Print clearly in black ink - - - - Do not write above this line - - - -

1. Corporate Name:		Wintrust Financial Corporation

2. The Board of Directors on May 25 , 2017 duly adopted the following resolution
Month Day		Year
establishing and designating one or more series and fixing and determining the relative rights and preferences thereof:
For more space, add additional sheets of this size.

See attached document.

3. The undersigned Corporation has caused this statement to be signed by a duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true. All signatures must be in BLACK INK.)

Dated May 25 ,	2017	Wintrust Financial Corporation
Month, Day	Year	Exact Name of Corporation

/s/ Kathleen M. Boege
Any Authorized Officer’s Signature
Kathleen M. Boege, EVP, GC and Secretary
Name and Title (type or print)
This form is applicable only where the Articles of Incorporation expressly vest authority in the board of directors to establish series and to fix and determine the relative rights and preferences thereof. In such case series may be established and rights and preferences fixed and determined by resolution of the board of directors only to the extent not already established, fixed and determined by the Articles of Incorporation.

NOTE: Only special and preferred classes of stock can be established in series.
Printed by authority of the State of Illinois, January 2015 – 1 – C 141.13

ATTACHMENT
RESOLUTIONS OF THE BOARD OF DIRECTORS
OF WINTRUST FINANCIAL CORPORATION
Series C Preferred Stock
WHEREAS, on March 15, 2012, the Board of Directors of Wintrust Financial Corporation (the “Corporation”), acting pursuant to the Amended and Restated Articles of Incorporation, as amended (the “Articles”) of the Corporation, established a series of the Corporation’s 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value per share (the “Series C Preferred Stock”);
WHEREAS, a statement of resolution establishing the Series C Preferred Stock was filed with the Secretary of State of Illinois pursuant to the Illinois Business Corporation Act of 1983, and
WHEREAS, no shares of the Series C Preferred Stock remain issued and outstanding;
NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by Article Four Paragraph 2 of the Articles, the number of authorized shares of Series C Preferred Stock be, and hereby is, reduced to zero; and that such series of Series C Preferred Stock be, and hereby is, cancelled and that the shares so cancelled be returned to the status of authorized but undesignated shares of preferred stock of the Corporation.
Further Authorization
RESOLVED FURTHER, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the officers of the Corporation be and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take all such action, to execute and deliver all such further agreements, instruments and documents, to make all such filings with governmental or regulatory authorities and to pay all such fees and expenses, in each case which shall in such officer’s judgment be deemed necessary, proper or advisable, such determination to be evidenced conclusively by any such officer’s execution and delivery thereof or taking of action in respect thereto; and
RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by each officer of the Corporation in accordance with the preceding resolutions are hereby approved, ratified and confirmed.